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Exhibit 4.3

[NUMBER] [HA ] COMMON STOCK	[HAWAIIAN AIRLINES LOGO]	[SHARES] COMMON STOCK

THIS CERTIFIES THAT		CUSIP 419849 10 4 SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER AND FOR CERTAIN DEFINITIONS

 IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01 EACH OF THE COMMON STOCK OF

HAWAIIAN AIRLINES, INC., a corporation organized under the laws of the Territory of Hawaii, transferable on the books of the corporation by the holder hereof in person or by duly authorized attorney, upon the surrender of this certificate properly endorsed.

        This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the corporation and the signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED:
CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
TRANSFER AGENT AND REGISTRAR
BY
                        AUTHORIZED SIGNATURE

[SEAL]	Dated:

		/s/ ILLEGIBLE Treasurer	/s/ ILLEGIBLE President and Chief Executive Officer

 AMERICAN BANK NOTE COMPANY

HAWAIIAN HOLDINGS, INC.

        The corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, and the variations and the relative rights and preferences between the shares of each series of preferred stock so far as the same have been fixed and determined. The board of directors of the corporation has been authorized to fix and determine the relative rights and preferences of each series of preferred stock subsequently created.

        NOTICE OF RESTRICTIONS ON TRANSFER OF SHARES PURSUANT
TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF HAWAIIAN HOLDINGS, INC.

        THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO ARTICLE III OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF HAWAIIAN HOLDINGS, INC., WHICH SHOULD BE READ IN ITS ENTIRETY.

        Pursuant to Article III, Paragraph E of the Amended and Restated Certificate of Incorporation of the corporation, the ownership or control of more than 25% (subject to increase or decrease as provided in Article III) of the outstanding voting capital stock of the corporation (and any other shares of stock of the corporation entitled to vote on matters generally referred to shareholders for a vote) by persons who are not "Citizens of the United States" as defined in the federal Transportation Act is prohibited. The Amended and Restated Certificate of Incorporation of the corporation provides that a transfer of shares of voting stock of the corporation to a person who is not a "Citizen of the United States" shall not be valid except between the parties to the transfer until the transfer has been recorded on the books of the corporation and also recorded on the Foreign Stock Record of the corporation as provided therein. Upon written request, the corporation will provide information concerning the restrictions on transfer without charge.

THE FOLLOWING CERTIFICATE MUST BE EXECUTED BEFORE
TRANSFER MAY BE MADE ON THE BOOKS OF THE CORPORATION

        The undersigned hereby certifies that the assignee(s) below is (are) respectively

No. of Shares

A Citizen of the United States ☐ an alien ☐ and that the beneficial owner is a Citizen of the United States ☐ an alien ☐

A Citizen of the United States ☐ an alien ☐ and that the beneficial owner is a Citizen of the United States ☐ an alien ☐

A Citizen of the United States ☐ an alien ☐ and that the beneficial owner is a Citizen of the United States ☐ an alien ☐

A Citizen of the United States ☐ an alien ☐ and that the beneficial owner is a Citizen of the United States ☐ an alien ☐
TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian

TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act (State)
			UNIF TRF MIN ACT	—		Custodian	(until age )
(Cust)
under Uniform Transfers
					(Minor)	to Minors Act

Additional abbreviations may also be used though not in the above list.

For Value Received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated

X

X

	NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By

THE SIGNATURE SHOULD BE GUARNATEED BY AN ELIGIBLE INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

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  Exhibit 4.3